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                                                                  Exhibit 23(b)


              [RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


      We hereby consent to the incorporation of our report dated February 27, 1998 as Exhibit 99 to Union Pacific Resources Group Inc.'s Annual Report on Form 10-K and the references to our firm appearing in "Item 2. Properties" under the captions "Proved Reserves" and in "Supplemental Financial and Statistical Information - Unaudited - Proved Reserves" in such Annual Report on Form 10-K.



                                                /s/ RYDER SCOTT COMPANY
                                                PETROLEUM ENGINEERS
                                                ------------------------
                                                RYDER SCOTT COMPANY
                                                PETROLEUM ENGINEERS

Houston, Texas
February 27, 1998